Exhibit 4(C)2




                               JPMORGAN CHASE BANK
                        (A New York Banking Corporation)

                                            As Successor Trustee under
                                            Georgia Power Company's Indenture,
                                            Dated as of March 1, 1941

                                       TO

                              GEORGIA POWER COMPANY
                             (A Georgia Corporation)




                    Satisfaction and Discharge of Indenture,
                        Release and Deed of Reconveyance

                          Dated as of February 27, 2002

                  Discharging Georgia Power Company's Indenture
                            Dated as of March 1, 1941

                    SATISFACTION AND DISCHARGE OF INDENTURE,
                        RELEASE AND DEED OF RECONVEYANCE


         THIS DOCUMENT, dated as of the 27th day of February, 2002 (hereinafter referred to as "Satisfaction of Indenture"), relates to that certain Indenture, dated as of March 1, 1941, as heretofore amended and supplemented (the "Indenture"), from Georgia Power Company, a Georgia corporation, whose address is 241 Ralph McGill Blvd., Atlanta, Georgia 30308 (hereinafter referred to as the "Company"), to The New York Trust Company.

         WHEREAS, The New York Trust Company merged into Chemical Corn Exchange Bank, the name of which became Chemical Bank New York Trust Company at the time of said merger, and said Chemical Bank New York Trust Company merged into Chemical Bank on February 17, 1969, and said Chemical Bank merged with The Chase Manhattan Bank, National Association, on July 15, 1996, and the name became The Chase Manhattan Bank and The Chase Manhattan Bank merged with Morgan Guaranty Trust Company of New York on November 10, 2001, and the name became JPMorgan Chase Bank, a New York banking corporation, whose address is 450 West 33rd Street, New York, New York 10001 (hereinafter referred to as "Trustee").

         WHEREAS, the Indenture (including all indentures supplemental thereto) was recorded in the official records of the States of Georgia, Alabama and South Carolina and various counties within said states in which this Satisfaction of Indenture is to be recorded, and was filed as a financing statement in accordance with the Uniform Commercial Code of each of said states; and

          WHEREAS, the Company executed, delivered, recorded and filed numerous indentures supplemental to the Indenture; and

         WHEREAS, all indebtedness secured by the Indenture and all proper charges of the Trustee thereunder have been paid and there are no bonds Outstanding under the Indenture; and

          WHEREAS, none of the Defaults defined in Section 11.01 of the Indenture has occurred and is continuing; and

         WHEREAS, pursuant to Section 13.01 of the Indenture and a Resolution of the Finance Committee of its Board of Directors, the Company has requested the Trustee to cancel and discharge the Lien of the Indenture and all indentures supplemental thereto, and to execute and deliver to the Company this Satisfaction of Indenture in order to reconvey and transfer to the Company the property of the Company which is subject to the lien of the Indenture (whether created by the Indenture, including without limitation the lien created by the after-acquired property clauses of the Indenture, or by subsequent conveyance, delivery or pledge to the trustee under the Indenture or otherwise) (the "Mortgaged and Pledged Property") and to acknowledge that the Lien of the Indenture has been cancelled, discharged and satisfied;

         NOW, THEREFORE, THIS SATISFACTION OF INDENTURE WITNESSETH:

                                    ARTICLE I

                           Satisfaction and Discharge

         The Trustee hereby acknowledges and agrees that The New York Trust Company merged into Chemical Corn Exchange Bank, the name of which became Chemical Bank New York Trust Company at the time of said merger, and said Chemical Bank New York Trust Company merged into Chemical Bank on February 17, 1969, and said Chemical Bank merged with The Chase Manhattan Bank, National Association, on July 15, 1996, and the name became The Chase Manhattan Bank and The Chase Manhattan Bank merged with Morgan Guaranty Trust Company of New York on November 10, 2001, and the name became JPMorgan Chase Bank, a New York banking corporation, and the Trustee is the successor trustee under the Indenture. The Trustee, pursuant to the provisions of Section 13.01 of the Indenture, hereby acknowledges that the Company's obligations under the Indenture have been satisfied and hereby cancels and discharges the Indenture and the Lien thereof. The Trustee hereby authorizes and directs the clerks of the superior courts of Georgia wherein the Indenture or any supplemental indenture is recorded to cancel the Indenture and all supplemental indentures thereto as provided in Code Section 44-14-4 of the Official Code of Georgia for other mortgage cancellations. The Trustee hereby authorizes and directs the officials in the States of Alabama and South Carolina in the offices wherein the Indenture or any supplemental indenture is recorded to cancel the Indenture and all supplemental indentures as provided by law.

                                   ARTICLE II

                              Deed of Reconveyance

         The Trustee, for valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, hereby reconveys, quitclaims, releases, reassigns, retransfers and sets over unto the Company, and its successors and assigns forever, and releases and forever discharges from the Lien of the Indenture, all of the Trustee's right, title and interest in and to the Mortgaged and Pledged Property, being all property, real, personal and mixed, held by the Trustee pursuant to the Indenture or subject to the Lien thereof, of any kind or nature and wheresoever situated, including the properties described in the Indenture and all indentures supplemental thereof, and including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing) all premises, property, franchises and rights of every kind and description, real, personal and mixed, tangible and intangible, all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, water rights, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio, television and air conditioning systems and equipment incidental thereto, water works, water systems, steam heat, water and hot water plants, systems and equipment, buildings and other structures, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants, systems and equipment; all offices, buildings and other structures and the contents thereof and the equipment therefor; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, hot water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, bridges, tracks, tools, implements, apparatus, furniture and chattels; all other franchises, consents or permits; all street and interurban railways, buses and bus properties; all cars, automobiles, trucks, motor cars, buses, vehicles, rolling stock and tracks; all supplies, merchandise, furniture, chattels; all municipal, county and other franchises; all lines or conduits for the transmission or distribution of electric current, gas, steam heat, water or hot water for any purpose, including without limitation towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds, water rights, heat, light, gas, electric, water, ice, refrigeration and other properties, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to public or private property, real or personal, or the occupancy of such property, and all right, title and interest of the Trustee (in its capacity as trustee under the Indenture) in and to all property of any kind or nature wheresoever situated;

         TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, of the Trustee in and to the aforesaid property and franchises and every part and parcel thereof;

         TO HAVE AND TO HOLD all such real, personal and mixed properties that are herein reconveyed, quitclaimed, released, reassigned, retransferred, and set over by the Trustee as aforesaid, unto the Company and its successors and assigns forever, free and clear of all claims under and by virtue of the Mortgage;

         PROVIDED, HOWEVER, that this reconveyance, reassignment and retransfer shall be without covenants, warranties of title or seisin, or of any other nature whatsoever, either express or implied in law or in equity; and shall be without recourse against the Trustee in any event or any contingency, and shall be without prejudice to the rights of the Trustee under Article XVI of the Indenture, which rights shall survive satisfaction and discharge of the Indenture.

                                   ARTICLE III

                    Regarding the Resignation of the Trustee

         Having acknowledged satisfaction and discharge of the Indenture, and having reconveyed the Mortgaged and Pledged Property to the Company, JPMorgan Chase Bank hereby resigns as Trustee under the Indenture, such resignation to take effect as of the date hereof and to be without prejudice to said rights under said Article XVI of the Indenture.

                                   ARTICLE IV

                            Miscellaneous Provisions

         SECTION 4.01 The terms defined in the Indenture and used herein shall, for all purposes of this Satisfaction of Indenture, have the meanings specified in the Indenture.

         SECTION 4.02 The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Satisfaction of Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

         SECTION 4.03 This Satisfaction of Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                                    ARTICLE V

                           Reference to Recording Data

         The Indenture was recorded on the dates, in the offices and at the locations, among others, set forth in Exhibit 1 attached hereto and by this reference made a part hereof. Exhibit 1 is not intended to be, and shall not be deemed to be, an exhaustive listing and is not intended to, and shall not be deemed to, limit in any manner the effect of this Satisfaction of Indenture, and this Satisfaction of Indenture shall apply to the Indenture and all indentures supplemental thereto, wherever and whenever recorded, and whether or not listed on Exhibit 1.

         IN WITNESS WHEREOF, JPMorgan Chase Bank has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be attested to by one of its Senior Trust Officers, all as of the day and year first above written.


                                    JPMORGAN CHASE BANK
[SEAL]                              as Trustee


                                    By:
                                        ----------------------------
                                             Vice President

Attest:


         Senior Trust Officer

Signed, sealed and delivered in the presence of:

----------------------------
Witness

----------------------------
Witness

----------------------------
Notary Public

My Commission Expires:

Notarial Seal

STATE OF NEW YORK          )        SS.
COUNTY OF NEW YORK         )

         On this 27th day of February, 2002, before me, ___________________________, Notary Public in and for the State of New York, personally appeared ___________________________ and
____________________________, known to me to be a Vice President and a Senior Trust Officer, respectively, of JPMORGAN CHASE BANK, a New York banking corporation, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary and in all respects duly and properly authorized act and deed of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.




[SEAL]

                                    Exhibit 1

                          List of Recording Information

                                 RECORDING DATA

                                     Mortgage
Name of County                        or Deed         No.         Pages                        Date Filed for Record
--------------                       ---------        ---         -----                        ---------------------
GEORGIA
(Recorded in Office of Clerk of Superior Court)
Appling............................  Deed                 50      467-521                          March 10, 1941
Atkinson...........................  Deed                 18      1-56                              March 8, 1941
Bacon..............................  Deed                 29      117-172                          March 10, 1941
Baker..............................  Deed                 38      1 seq.                            March 8, 1941
Baldwin............................  Deed                 20      489-544                           March 8, 1941
Banks..............................  Mtg                  44      1-56                              March 8, 1941
Barrow.............................  Deed                  R      3 1/2-60                            March 7, 1941
Bartow.............................  Deed                 78      135                               March 7, 1941
Ben Hill...........................  Deed                 52      449-565                           March 8, 1941
Berrien............................  Deed                 60      1-56                              March 8, 1941
Bibb...............................  Mtg                 489      700                              March 10, 1941
Bleckley...........................  Deed               D-14      421-476                          March 10, 1941
Bryan..............................  Deed                2-X      1-56                              March 8, 1941
Bulloch............................  Deed                145      1-56                              March 8, 1941
Burke..............................  Deed                 46      1-56                              March 8, 1941
Butts..............................  Deed                 12      367-422                          March 10, 1941
Calhoun............................  Deed                  U      1-56                              March 8, 1941
Camden.............................  Deed                 00      1 seq.                           March 10, 1941
Candler............................  Mtg                  24      431-486                           March 8, 1941
Carroll............................  Deed                 65      1-56                              March 7, 1941
Catoosa............................  Deed                 38      1                                 March 8, 1941
Chattahoochee......................  Mtg                  18      1-56                                May 1, 1941
Chattooga..........................  Mtg                  12      100                               March 8, 1941
Cherokee...........................  Deed                 10      1                                 March 7, 1941
Clarke.............................  Mtg                  64      1 et seq.                        March 11, 1941
Clay...............................  Mtg                  43      360                               March 8, 1941
Clayton............................  Mtg                   Z      101-156                           March 7, 1941
Cobb...............................  Deed                144      1                                 March 7, 1941
Coffee.............................  Deed                 63      1-56                              March 8, 1941
Colquitt...........................  Deed                109      50                                March 8, 1941
Columbia...........................  Deed                 21      371-426                           March 8, 1941
Cook...............................  Deed                 21      1                                 March 8, 1941
Coweta.............................  Deed                 41      1-56                             March 10, 1941
Crawford...........................  Deed                 37      1 et seq.                        March 11, 1941
Crisp..............................  Deed                 30      1-56                              March 7, 1941
Dade...............................  Mtg                  10      1                                 March 8, 1941
Dawson.............................  Mtg                   M      1-56                              March 7, 1941
DeKalb.............................  Mtg                 160      51                                March 7, 1941
Dodge..............................  Deed                 40      371-426                          March 10, 1941
Dooly..............................  Deed                 53      1                                 March 7, 1941
Dougherty..........................  Mtg                  67      401                               March 8, 1941
Douglas............................  Mtg                  10      1                                 March 8, 1941
Early..............................  Deed                 51      99-154                            March 8, 1941
Elbert.............................  Deed                 32      207-262                          March 10, 1941
GEORGIA
Emanuel............................  Mtg                 H-4      1 et seq.                         March 8, 1941
Evans..............................  Deed                 18      419-476                           March 8, 1941
Fayette............................  Deed                 29      1                                March 10, 1941
Floyd..............................  Deed                189      1-56                              March 8, 1941
Forsyth............................  Mtg                  20      421                               March 7, 1941
Franklin...........................  Mtg                  94      151-250                           March 8, 1941
Fulton.............................                     1799      1 et seq.                         March 7, 1941
Gilmer.............................  Mtg                   L      121-186                           March 7, 1941
Glascock...........................                       HH      296-378                           March 8, 1941
Glynn..............................  Deed                5-C      243                               March 8, 1941
Gordon.............................  Mtg                  20      151                               March 8, 1941
Grady..............................  Deed                 42      530                               March 8, 1941
Greene.............................  Deed                 30      157                               March 7, 1941
Gwinnett...........................  Mtg                  97      1 et seq.                         March 7, 1941
Habersham..........................                       37      1-56                              March 8, 1941
Hall...............................  Deed                 87      1                                 March 7, 1941
Hancock............................  Deed                 YY      1 et seq.                         March 8, 1941
Haralson...........................  Deed                 64      200                               March 8, 1941
Harris.............................  Deed                 13      1                                 March 7, 1941
Hart...............................  Deed                 49      1-A                               March 8, 1941
Heard..............................  Deed                 31      118-173                           March 7, 1941
Henry..............................  Mtg                  57      1-56                             March 10, 1941
Houston............................  Deed                 52      480-535                          March 10, 1941
Irwin..............................  Deed                 14      401                               March 8, 1941
Jackson............................  Mtg                  49      1-56                              March 8, 1941
Jasper.............................  Deed                A-7      1-56                             March 10, 1941
Jeff Davis.........................  Deed                 23      256-311                          March 10, 1941
Jefferson..........................  Deed                3-F      1-56                              March 8, 1941
Jenkins............................  Deed                 BB      1-56                              March 8, 1941
Johnson............................  Deed                 39      1 et seq.                         March 7, 1941
Jones..............................  Deed                 WW      1-56                             March 10, 1941
Lamar..............................  Deed                 15      311-366                           March 7, 1941
Laurens............................  Deed                 87      121-176                           March 7, 1941
Lee................................  Deed                  W      1-56                             March 10, 1941
Liberty............................  Deed                AAH      357-412                           March 8, 1941
Lincoln............................  Deed                 10      543-598                          March 10, 1941
Long...............................  Deed                 14      1-56                              March 8, 1941
Lumpkin............................  Deed                V-1      1-56                              March 7, 1941
Macon..............................  Deed                 MM      240                               March 7, 1941
Madison............................  Deed                E-3      1 et seq.                         March 8, 1941
Marion.............................  Deed                 33      1-56                             March 10, 1941
McDuffie...........................  Deed                  Z      569-624                           March 8, 1941
McIntosh...........................  Mtg                   K      225-280                           March 8, 1941
Meriwether.........................  Deed                 38      1-56                             March 10, 1941
Mitchell...........................  Deed                 72      1-56                              March 8, 1941
Monroe.............................  Deed                 51      111-166                           March 7, 1941
Montgomery.........................  Deed                 38      1-56                             March 10, 1941
Morgan.............................  Mtg                 102      1                                 March 7, 1941
GEORGIA
Murray.............................  Deed                 15      1                                 March 7, 1941
Muscogee...........................  Mtg                 134      1 et seq.                         March 7, 1941
Newton.............................  Mtg                  69      219-274                           March 7, 1941
Oconee.............................                        W      235-290                          March 11, 1941
Oglethorpe.........................  Deed                GGG      1                                March 11, 1941
Paulding...........................  Deed                3-C      1-56                              March 8, 1941
Peach..............................  Deed                  Q      95                               March 10, 1941
Pickens............................  Deed                  U      293                               March 7, 1941
Pike...............................  Deed                 25      1-56                             March 11, 1941
Polk...............................  Deed                 62      1-56                              March 8, 1941
Pulaski............................  Deed                 33      513-569                           March 8, 1941
Putnam.............................  Mtg                  60      1-56                             March 10, 1941
Quitman............................  Deed                 27      100                               March 8, 1941
Rabun..............................  Mtg                   N      1-56                              March 8, 1941
Randolph...........................  Deed               BB-1      20-77                             March 8, 1941
Richmond...........................  Deed                14G      1-56                              March 8, 1941
Rockdale...........................  Mtg                   2      1-56                              March 7, 1941
Schley.............................  Mtg                   2      29+                              March 10, 1941
Spalding...........................  Mtg                  90      247 et seq.                       March 7, 1941
Stephens...........................                       30      431-486                           March 8, 1941
Stewart............................  Deed                 27      1-56                              March 8, 1941
Sumter.............................  Deed                 25      201-256                          March 10, 1941
Talbot.............................  Deed                 PP      455                              March 10, 1941
Taliaferro.........................  Mtg                  HH      253 et seq.                       March 7, 1941
Tattnall...........................  Mtg                  27      1-56                              March 8, 1941
Taylor.............................  Deed                  1      1-56                             March 10, 1941
Telfair............................  Deed                3-K      463-518                          March 10, 1941
Terrell............................  Deed                 II      1-56                             March 10, 1941
Thomas.............................  Deed                5-W      131                               March 8, 1941
Tift...............................  Deed                 31      65                                March 7, 1941
Toombs.............................  Mtg                  44      1-56                             March 10, 1941
Treutlen...........................  Mtg                  20      115-170                          March 10, 1941
Troup..............................  Mtg                  59      1-56                              March 7, 1941
Turner.............................  Deed                 23      421                               March 7, 1941
Twiggs.............................  Mtg                  47      153-208                           March 7, 1941
Upson..............................  Deed                 94      1 et seq.                        March 11, 1941
Walker.............................  Deed                 86      1-56                              March 8, 1941
Walton.............................  Deed                 27      7-62                             March 11, 1941
Warren.............................  Deed                 3C      1 et seq.                         March 7, 1941
Washington.........................  Mtg Realty            B      225                               March 8, 1941
Webster............................  Deed               H.H.      1-56                             March 10, 1941
Wheeler............................  Deed                 13      1-56                             March 10, 1941
White..............................                       CC      1-56                              March 7, 1941
Whitfield..........................  Deed                 30      251                               March 8, 1941
Wilcox.............................  Deed                 VV      450                               March 8, 1941
Wilkes.............................  Deed               A-64      1-56                             March 10, 1941
Wilkinson..........................  Mtg                  68      1-56                             March 10, 1941
Worth..............................  Deed                 69      1                                 March 8, 1941

SOUTH CAROLINA
                                     (Recorded in Clerk's Office, Court of Common Pleas)

Abbeville..........................  Mtg                BBBB      121-178                          March 10, 1941
Anderson...........................                      246      1                                March 10, 1941
Oconee.............................  Mtg                 4-L      1                                March 10, 1941

ALABAMA
                    (Recorded in Office of Judge of Probate)

Chambers...........................  Deed                 68      1                                March 12, 1941
Lee................................                      252      41-96                            March 12, 1941
Russell............................  Mtg                  29      410-465                          March 12, 1941

